Exhibit 99.4

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Civitas Solutions, Inc., a Delaware corporation, and (ii) agree that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of December 28, 2018.

CELTIC INTERMEDIATE CORP.

By:	/s/ Jeremy Gelber
Name: Jeremy Gelber
Title: Authorized Signatory

CELTIC TIER II CORP.

By:	/s/ Jeremy Gelber
Name: Jeremy Gelber
Title: Authorized Signatory

CENTERBRIDGE CAPITAL PARTNERS III, L.P.

By:	Centerbridge Associates III, L.P.,
its general partner

By:	CCP III Cayman GP Ltd.,
its general partner

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CENTERBRIDGE ASSOCIATES III, L.P.

By:	CCP III Cayman GP Ltd.,
its general partner

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

CCP III CAYMAN GP LTD.

By:	/s/ Susanne V. Clark
Name: Susanne V. Clark
Title: Authorized Signatory

MARK T. GALLOGLY

/s/ Mark T. Gallogly
Mark. T. Gallogly

JEFFREY H. ARONSON

/s/ Jeffrey H. Aronson
Jeffrey H. Aronson